Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Exhibit 99.1 Maximillian Marcy Investor Relations Contact 651-236-5062

NEWS	For Immediate Release	June 28, 2017

H.B. Fuller Reports Second Quarter 2017 Results

Second Quarter Diluted EPS $0.50,

Second Quarter Adjusted Diluted EPS $0.621;

Fiscal Year 2017 Adjusted Diluted EPS Guidance Narrowed to $2.57 to $2.67

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the second quarter that ended June 3, 2017.

Items of Note for the Second Quarter of 2017:

■	Net revenue grew 5.5 percent. Constant currency sales[2] growth was nearly 10 percent, with organic volume growth of 4 percent;
■	Net income was $25.9 million in the second quarter of 2017; Adjusted net income was $31.8 million, or $0.62[1] per diluted share;
■	Adjusted EBITDA[3] margin up 80 basis points sequentially to 12.5 percent despite higher raw materials costs;
■	Constant currency[2] growth for Engineering Adhesives was over 20 percent and adjusted EBITDA[3] increased 48 percent versus the second quarter of 2016;
■	Asia Pacific and EIMEA delivered constant currency[2] growth of 11 and 8 percent, respectively, for the quarter;
■	Construction Products adjusted EBITDA[3] margins returned to double digits, at 10.7 percent, after completing the start up of our Aurora facility.

Second Quarter 2017 Results:

Net income for the second quarter of 2017 was $25.9 million, or $0.50 per diluted share, versus net income of $33.3 million, or $0.65 per diluted share, in last year’s second quarter. Adjusted diluted earnings per share in the second quarter of 2017 were $0.621 versus the prior year’s adjusted result of $0.671. Higher raw material costs were the primary driver of the year-over-year decline.

Net revenue for the second quarter of 2017 was $561.7 million, up 5.5 percent versus the second quarter of 2016. Higher volume, and acquisitions positively impacted net revenue growth, which was offset by negative foreign currency translation. Constant currency revenue2 grew by nearly 10 percent year over year. Organic revenue, defined as constant currency revenue less the impact from acquisitions, was up 4 percent.

Gross profit margin was 26.0 percent and adjusted gross profit margin4 was 27.2 percent. During the quarter, margins declined year over year due to increasing raw material costs relative to the timing of price increases. Selling, General and Administrative (SG&A) expense was $102.8 million. Adjusted SG&A expense5 was $102.6 million, down by approximately 1 percent versus last year, primarily driven by discretionary expense management and restructuring actions, offset by the impact of acquisitions.

“A spike in raw material costs and the timing of our price increases impacted earnings in the second quarter, however price increases have been implemented and the underlying performance of our business is in line with expectations for 2017,” said Jim Owens, H.B. Fuller president and chief executive officer. “We continued to drive solid growth across most of the businesses, led again by nearly 20 percent volume growth in the strategically important Engineering Adhesives business and strong constant currency growth in Americas, EIMEA and Asia Pacific. All businesses showed solid EBITDA performance in the quarter, including Construction Products, which delivered double digit margins ahead of schedule. Price increases announced early in the quarter were successfully implemented late in the second quarter which will deliver the targeted earnings and cash flow performance for the rest of 2017. We expect 2017 to provide another strong positive step forward in delivering our 2020 strategic commitments for growth, profit and cash flow performance.”

Balance Sheet and Cash Flow:

At the end of the second quarter of 2017, we had cash totaling $94 million and total debt of $786 million. This compares to first quarter 2017 cash and debt levels of $117 million and $805 million, respectively. Sequentially, net debt was essentially flat. Cash flow from operations was positive $16 million in the second quarter and $33 million for the first six months, reflecting continued strength in the cash flow performance of the business, offset by restructuring charges and higher inventory balances. Capital expenditures were $7 million in the second quarter of 2017.

Year-To-Date Results:

Net income for the first half of 2017 was $40.7 million, or $0.79 per diluted share, versus net income of $52.2 million, or $1.02 per diluted share, in the first half of 2016. Adjusted total diluted earnings per share in the first half of 2017 were $1.101, up versus the prior year’s result of $1.091.

Net revenue for the first half of 2017 was $1,065.0 million, up 5.8 percent versus the first half of 2016. Higher volume and acquisitions positively impacted net revenue growth offset by negative foreign currency translation and negative mix. Constant currency revenue2 grew by nearly 10 percent year over year. Organic revenue, defined as constant currency revenue less the impact from acquisitions, was up 5 percent.

Fiscal 2017 Guidance:

We are narrowing our adjusted EPS guidance from our previous range of $2.57 to $2.77 to our new guidance range of $2.57 to $2.67 for fiscal year 2017. Adjusted EBITDA for fiscal year 2017 is expected to be between approximately $290 million and $300 million versus our previous estimate of $300 million. Constant currency growth, on a comparable 52-week basis, is now expected to be around 9 percent for 2017 versus the 2016 fiscal year to reflect more pricing to offset raw material inflation, which will be offset by approximately 3 percentage points of negative foreign currency translation. Our core tax rate, excluding the impact of discrete items, is expected to be between 29 and 30 percent. We still expect to invest approximately $60 million in capital items in 2017.

This guidance excludes between $30 and $35 million, pre-tax, of previously announced restructuring charges, as well as acquisition related costs and Project ONE development costs.

Conference Call:

The Company will host an investor conference call to discuss second quarter results on Thursday, June 29, 2017, at 9:30 a.m. Central U.S. time (10:30 a.m. Eastern U.S. time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the Investor Relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding segment operating income, adjusted gross profit, adjusted selling, general and administrative expense, adjusted diluted earnings per share, earnings before interest, taxes, depreciation, and amortization (EBITDA) and constant currency revenue does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below with the exception of our forward looking non-GAAP measures contained in our fiscal 2017 outlook, which are unknown or have not yet occurred.

About H.B. Fuller Company:

For 130 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2016 net revenue of $2.1 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world’s biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. And our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at www.hbfuller.com and subscribe to our blog.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company's ability to effectively integrate and operate acquired businesses; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company's relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company's SEC 10-K filing for the fiscal year ended December 3, 2016. All forward-looking information represents management's best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management's best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	Three Months Ended	Percent of	Three Months Ended	Percent of
	June 3, 2017	Net Revenue	May 28, 2016	Net Revenue
Net revenue	$561,651	100.0%	$532,514	100.0%
Cost of sales	(415,613)	(74.0% )	(374,258)	(70.3%	)
Gross profit	146,038	26.0%	158,256	29.7%

Selling, general and administrative expenses	(102,770)	(18.3% )	(103,684)	(19.5%	)
Special charges, net	-	0.0%	(370)	(0.1%	)
Other income (expense), net	(110)	(0.0% )	(1,565)	(0.3%	)
Interest expense	(8,148)	(1.5% )	(6,597)	(1.2%	)
Income before income taxes and income from equity method investments	35,010	6.2%	46,040	8.6%

Income taxes	(11,151)	(2.0% )	(14,290)	(2.7%	)

Income from equity method investments	2,005	0.4%	1,640	0.3%
Net income including non-controlling interests	25,864	4.6%	33,390	6.3%

Net income attributable to non-controlling interests	3	0.0%	(59)	(0.0%	)
Net income attributable to H.B. Fuller	$25,867	4.6%	$33,331	6.3%

Basic income per common share attributable to H.B. Fuller	$0.51		$0.66

Diluted income per common share attributable to H.B. Fuller	$0.50		$0.65

Weighted-average common shares outstanding:
Basic	50,496		50,145
Diluted	51,686		51,253

Dividends declared per common share	$0.15		$0.14

Selected Balance Sheet Information (subject to change prior to filing of the Company's Quarterly Report on Form 10-Q)

	June 3, 2017	December 3, 2016	May 28, 2016
Cash & cash equivalents	$94,102	$142,245	$146,022
Trade accounts receivable, net	378,622	351,130	355,373
Inventories	302,336	247,399	261,072
Trade payables	181,979	162,964	161,724
Total assets	2,200,236	2,055,868	2,064,022
Total debt	786,109	703,271	719,094

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	Six Months Ended	Percent of	Six Months Ended	Percent of
	June 3, 2017	Net Revenue	May 28, 2016	Net Revenue
Net revenue	$1,064,974	100.0%	$1,006,840	100.0%
Cost of sales	(779,940)	(73.2% )	(710,979)	(70.6%	)
Gross profit	285,034	26.8%	295,861	29.4%

Selling, general and administrative expenses	(215,685)	(20.3% )	(203,451)	(20.2%	)
Special charges	-	0.0%	(783)	(0.1%	)
Other income (expense), net	511	0.0%	(6,647)	(0.6%	)
Interest expense	(16,528)	(1.6% )	(12,905)	(1.3%	)
Income before income taxes and income from equity method investments	53,332	5.0%	72,075	7.2%

Income taxes	(16,916)	(1.6% )	(23,050)	(2.3%	)

Income from equity method investments	4,279	0.4%	3,332	0.3%
Net income including non-controlling interests	40,695	3.8%	52,357	5.2%

Net income attributable to non-controlling interests	(33)	(0.0% )	(108)	(0.0%	)
Net income attributable to H.B. Fuller	$40,662	3.8%	$52,249	5.2%

Basic income per common share attributable to H.B. Fuller	$0.81		$1.04

Diluted income per common share attributable to H.B. Fuller	$0.79		$1.02

Weighted-average common shares outstanding:
Basic	50,369		50,052
Diluted	51,573		51,124

Dividends declared per common share	$0.29		$0.27

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

				Adjusted
	Three Months Ended	% of Net		Three Months Ended	% of Net
	June 3, 2017	Revenue	Adjustments	June 3, 2017	Revenue
Net revenue	$561,651	100.0%		$561,651	100.0%
Cost of sales	(415,613)	(74.0% )	(6,775)	(408,838)	(72.8% )
Gross profit	146,038	26.0%	(6,775)	152,813 [4]	27.2%

Selling, general and administrative expenses	(102,770)	(18.3% )	(210)	(102,560)[5]	(18.3% )

Other income (expense), net	(110)	(0.0% )	-	(110)	(0.0% )
Interest expense	(8,148)	(1.5% )	(71)	(8,077)	(1.4% )
Income before income taxes and income from equity method investments	35,010	6.2%	(7,056)	42,066	7.6%

Income taxes	(11,151)	(2.0% )	1,119	(12,270)	(2.2% )
- Effective tax rate	31.9%		15.9%	29.2%

Income from equity method investments	2,005	0.4%		2,005	0.3%
Net income including non-controlling interests	25,864	4.6%	(5,937)	31,801	5.7%

Net income attributable to non-controlling interests	3	0.0%		3	0.0%
Net income attributable to H.B. Fuller	$25,867	4.6%	$(5,937)	$31,804	5.7%

Basic income per common share attributable to H.B. Fuller	$0.51		$(0.12)	$0.63

Diluted income per common share attributable to H.B. Fuller[a]	$0.50		$(0.11)	$0.62 [1]

Weighted-average common shares outstanding:
Basic	50,496		50,496	50,496
Diluted	51,686		51,686	51,686

 a  Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

						Adjusted
		Three Months Ended	% of Net			Three Months Ended	% of Net
		May 28, 2016	Revenue		Adjustments	May 28, 2016	Revenue
Net revenue		$532,514	100.0%		$-	$532,514	100.0%
Cost of sales		(374,258)	(70.3%	)	(981)	(373,277)	(70.1% )
Gross profit		158,256	29.7%		(981)	159,237 [4]	29.9%

Selling, general and administrative expenses		(103,684)	(19.5%	)	(183)	(103,501)[5]	(19.4% )

Acquisition and transformation related costs	(82)
Facility exit costs	(134)
Other related costs	(154)
Special charges, net		(370)	(0.1%	)	(370)	-	0.0%

Other income (expense), net		(1,565)	(0.3%	)		(1,565)	(0.3% )
Interest expense		(6,597)	(1.2%	)	(74)	(6,523)	(1.2% )
Income before income taxes and income from equity method investments		46,040	8.6%		(1,608)	47,648	8.9%

Income taxes		(14,290)	(2.7%	)	773	(15,063)	(2.8% )
- Effective tax rate		31.0%			48.1%	31.6%

Income from equity method investments		1,640	0.3%		-	1,640	0.3%
Net income including non-controlling interests		33,390	6.3%		(835)	34,225	6.4%

Net income attributable to non-controlling interests		(59)	(0.0%	)	-	(59)	(0.0% )
Net income attributable to H.B. Fuller		$33,331	6.3%		$(835)	$34,166	6.4%

Basic income per common share attributable to H.B. Fuller		$0.66			$(0.02)	$0.68

Diluted incomeper common share attributable to H.B. Fuller		$0.65			$(0.02)	$0.67 [1]

Weighted-average common shares outstanding:
Basic		50,145			50,145	50,145
Diluted		51,253			51,253	51,253

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

				Adjusted
	Six Months Ended	% of Net		Six Months Ended	% of Net
	June 3, 2017	Revenue	Adjustments	June 3, 2017	Revenue
Net revenue	$1,064,974	100.0%		$1,064,974	100.0%
Cost of sales	(779,940)	(73.2% )	(11,931)	(768,009)	(72.1% )
Gross profit	285,034	26.8%	(11,931)	296,965 [4]	27.9%

Selling, general and administrative expenses	(215,685)	(20.3% )	(9,047)	(206,638)[5]	(19.5% )

Other income (expense), net	511	0.1%	-	511	0.1%
Interest expense	(16,528)	(1.6% )	(141)	(16,387)	(1.5% )
Income before income taxes and income from equity method investments	53,332	5.0%	(21,119)	74,451	7.0%

Income taxes	(16,916)	(1.6% )	5,087	(22,003)	(2.1% )
- Effective tax rate	31.7%		24.1%	29.6%

Income from equity method investments	4,279	0.4%		4,279	0.4%
Net income including non-controlling interests	40,695	3.8%	(16,032)	56,727	5.3%

Net income attributable to non-controlling interests	(33)	(0.0% )		(33)	(0.0% )
Net income attributable to H.B. Fuller	$40,662	3.8%	$(16,032)	$56,694	5.3%

Basic income per common share attributable to H.B. Fuller	$0.81		$(0.32)	$1.13

Diluted income per common share attributable to H.B. Fuller	$0.79		$(0.31)	$1.10 [1]

Weighted-average common shares outstanding:
Basic	50,369		50,369	50,369
Diluted	51,573		51,573	51,573

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

						Adjusted
		Six Months Ended	% of Net			Six Months Ended	% of Net
		May 28, 2016	Revenue		Adjustments	May 28, 2016	Revenue
Net revenue		$1,006,840	100.0%		$-	$1,006,840	100.0%
Cost of sales		(710,979)	(70.6%	)	(2,872)	(708,107)	(70.3% )
Gross profit		295,861	29.4%		(2,872)	298,733 [4]	29.7%

Selling, general and administrative expenses		(203,451)	(20.2%	)	(914)	(202,537)[5]	(20.1% )

Acquisition and transformation related costs	(187)
Workforce reduction costs	1
Facility exit costs	(407)
Other related costs	(190)
Special charges		(783)	(0.1%	)	(783)	-	0.0%

Other income (expense), net		(6,647)	(0.6%	)		(6,647)	(0.6% )
Interest expense		(12,905)	(1.3%	)	(149)	(12,756)	(1.3% )
Income before income taxes and income from equity method investments		72,075	7.2%		(4,718)	76,793	7.7%

Income taxes		(23,050)	(2.3%	)	1,002	(24,052)	(2.4% )
- Effective tax rate		32.0%			21.2%	31.3%

Income from equity method investments		3,332	0.3%		-	3,332	0.3%
Net income including non-controlling interests		52,357	5.2%		(3,716)	56,073	5.6%

Net loss attributable to non-controlling interests		(108)	(0.0%	)	-	(108)	(0.0% )
Net income attributable to H.B. Fuller		$52,249	5.2%		$(3,716)	$55,965	5.6%

Basic income per common share attributable to H.B. Fuller [a]		$1.04			$(0.07)	$1.12

Diluted income per common share attributable to H.B. Fuller		$1.02			$(0.07)	$1.09 [1]

Weighted-average common shares outstanding:
Basic		50,052			50,052	50,052
Diluted		51,124			51,124	51,124

a  Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

ADJUSTED EARNING PER SHARE RECONCILIATION

In thousands (unaudited)

	Three Months ended June 3, 2017			Three Months ended May 28, 2016
	Income			Income
	before	Income	Diluted	before	Income	Diluted
	Income Tax	Taxes	EPS	Income Tax	Taxes	EPS
GAAP Earnings	$37,018	$11,151	$0.50	$47,621	$14,290	$0.65

Acquisition project costs[b]	2,211	758	0.03	1,287	436	0.02
Tonsan call option agreement[c]	(3,569)	-	(0.07)	(1,326)	-	(0.03)
Organizational Realignment [d]	5,875	316	0.11	932	95	0.02
Other[e]	2,539	45	0.05	715	242	0.01
Adjusted Earnings	$44,074	$12,270	$0.62	$49,229	$15,063	$0.67

	Six Months ended June 3, 2017			Six Months ended May 28, 2016
	Income			Income
	before	Income	Diluted	before	Income	Diluted
	Income Tax	Taxes	EPS	Income Tax	Taxes	EPS
GAAP Earnings	$57,578	$16,916	$0.79	$75,299	$23,050	$1.02

Acquisition project costs[b]	3,200	1,103	0.04	1,408	476	0.02
Tonsan call option agreement[c]	(3,462)	-	(0.07)	(360)	-	(0.01)
Organizational Realignment [d]	17,453	3,453	0.27	2,956	285	0.05
Other[e]	3,928	531	0.07	715	242	0.01
Adjusted Earnings	$78,697	$22,003	$1.10	$80,018	$24,053	$1.09

b  Costs related to integrating and accounting for past and potential acquisitions

c  Non-cash costs related to accretion and revaluation of the Tonsan call option agreement

d  Costs related to Organizational Realignment to Support 2020 Strategic Plan, Construction Products facility combination, EIMEA restructuring announced November 2015, business integration and Special Charges.

e  Costs related to Project ONE development costs and discrete tax items

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	Three Months Ended	Three Months Ended
	June 3, 2017	May 28, 2016
Net Revenue:
Americas Adhesives	$229,622	$206,147
EIMEA	135,226	139,897
Asia Pacific	64,466	60,119
Construction Products	63,754	67,634
Engineering Adhesives	68,583	58,717
Total H.B. Fuller	$561,651	$532,514
Segment Operating Income:[6]
Americas Adhesives	$26,455	$35,884
EIMEA	8,083	11,027
Asia Pacific	4,751	3,036
Construction Products	(1,853)	2,534
Engineering Adhesives	5,832	2,091
Total H.B. Fuller	$43,268	$54,572
Depreciation Expense:
Americas Adhesives	$3,472	$3,555
EIMEA	3,671	3,878
Asia Pacific	1,512	1,540
Construction Products	1,828	1,329
Engineering Adhesives	1,543	1,507
Total H.B. Fuller	$12,026	$11,809
Amortization Expense:
Americas Adhesives	$1,872	$1,019
EIMEA	1,071	1,174
Asia Pacific	428	291
Construction Products	2,295	2,325
Engineering Adhesives	2,208	1,979
Total H.B. Fuller	$7,874	$6,788
EBITDA:[3]
Americas Adhesives	$31,799	$40,458
EIMEA	12,825	16,079
Asia Pacific	6,691	4,867
Construction Products	2,270	6,188
Engineering Adhesives	9,583	5,577
Total H.B. Fuller	$63,168	$73,169
Segment Operating Margin:[6]
Americas Adhesives	11.5%	17.4%
EIMEA	6.0%	7.9%
Asia Pacific	7.4%	5.0%
Construction Products	(2.9% )	3.7%
Engineering Adhesives	8.5%	3.6%
Total H.B. Fuller	7.7%	10.2%
EBITDA Margin:[3]
Americas Adhesives	13.8%	19.6%
EIMEA	9.5%	11.5%
Asia Pacific	10.4%	8.1%
Construction Products	3.6%	9.1%
Engineering Adhesives	14.0%	9.5%
Total H.B. Fuller	11.2%	13.7%

Adjusted EBITDA[3]
Americas Adhesives	$34,773	$41,057
EIMEA	15,050	16,746
Asia Pacific	7,046	5,237
Construction Products	6,844	6,395
Engineering Adhesives	6,425	4,337
Total H.B. Fuller	$70,138	$73,772
Adjusted EBITDA Margin[3]
Americas Adhesives	15.1%	19.9%
EIMEA	11.1%	12.0%
Asia Pacific	10.9%	8.7%
Construction Products	10.7%	9.5%
Engineering Adhesives	9.4%	7.4%
Total H.B. Fuller	12.5%	13.9%

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	Six Months Ended	Six Months Ended
	June 3, 2017	May 28, 2016
Net Revenue:
Americas Adhesives	$422,784	$389,466
EIMEA	259,265	264,188
Asia Pacific	127,112	113,979
Construction Products	120,800	127,708
Engineering Adhesives	135,013	111,499
Total H.B. Fuller	$1,064,974	$1,006,840
Segment Operating Income:[6]
Americas Adhesives	$47,488	$62,143
EIMEA	9,880	17,190
Asia Pacific	6,630	6,789
Construction Products	(2,536)	3,319
Engineering Adhesives	7,887	2,969
Total H.B. Fuller	$69,349	$92,410
Depreciation Expense:
Americas Adhesives	$7,034	$7,268
EIMEA	7,314	9,209
Asia Pacific	3,391	2,926
Construction Products	3,161	2,602
Engineering Adhesives	3,071	3,062
Total H.B. Fuller	$23,971	$25,067
Amortization Expense:
Americas Adhesives	$3,158	$2,036
EIMEA	2,134	2,281
Asia Pacific	880	592
Construction Products	4,612	4,648
Engineering Adhesives	4,445	3,929
Total H.B. Fuller	$15,229	$13,486
EBITDA:[3]
Americas Adhesives	$57,680	$71,447
EIMEA	19,328	28,680
Asia Pacific	10,901	10,307
Construction Products	5,237	10,569
Engineering Adhesives	15,403	9,960
Total H.B. Fuller	$108,549	$130,963
Segment Operating Margin:[6]
Americas Adhesives	11.2%	16.0%
EIMEA	3.8%	6.5%
Asia Pacific	5.2%	6.0%
Construction Products	(2.1% )	2.6%
Engineering Adhesives	5.8%	2.7%
Total H.B. Fuller	6.5%	9.2%
EBITDA Margin:[3]
Americas Adhesives	13.6%	18.3%
EIMEA	7.5%	10.9%
Asia Pacific	8.6%	9.0%
Construction Products	4.3%	8.3%
Engineering Adhesives	11.4%	8.9%
Total H.B. Fuller	10.2%	13.0%

Adjusted EBITDA[3]
Americas Adhesives	$63,640	$72,084
EIMEA	28,127	29,256
Asia Pacific	12,791	10,690
Construction Products	11,335	10,791
Engineering Adhesives	13,193	9,639
Total H.B. Fuller	$129,086	$132,460
Adjusted EBITDA Margin[3]
Americas Adhesives	15.1%	18.5%
EIMEA	10.8%	11.1%
Asia Pacific	10.1%	9.4%
Construction Products	9.4%	8.4%
Engineering Adhesives	9.8%	8.6%
Total H.B. Fuller	12.1%	13.2%

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

NET REVENUE GROWTH

(unaudited)

Three Months Ended June 3, 2017

	Americas Adhesives	EIMEA	Asia Pacific	Construction Products		Engineering Adhesives	Total HBF
Price	(1.3% )	3.7%	(1.1% )	(0.3%	)	(2.4% )	0.0%
Volume	1.6%	4.0%	7.7%	(5.0%	)	18.5%	4.0%
Mix	0.8%	0.4%	(0.4% )	(0.8%	)	(1.2% )	0.2%
Acquisition	10.7%	0.0%	4.8%	0.0%		6.8%	5.4%
Constant Currency Growth[2]	11.8%	8.1%	11.0%	(6.1%	)	21.7%	9.6%

F/X	(0.4% )	(11.4% )	(3.8% )	0.4%		(4.9% )	(4.1% )

	11.4%	(3.3% )	7.2%	(5.7%	)	16.8%	5.5%

Six Months Ended June 3, 2017

	Americas Adhesives	EIMEA	Asia Pacific	Construction Products		Engineering Adhesives	Total HBF
Price	(1.4% )	3.4%	(1.6% )	(0.2%	)	(2.9% )	(0.2% )
Volume	4.1%	5.1%	12.5%	(3.4%	)	21.9%	6.4%
Mix	(1.4% )	0.1%	(1.5% )	(2.1%	)	0.0%	(1.0% )
Acquisition	7.7%	0.0%	5.8%	0.0%		6.7%	4.4%
Constant Currency Growth[2]	9.0%	8.6%	15.2%	(5.7%	)	25.7%	9.6%

F/X	(0.4% )	(10.5% )	(3.7% )	0.3%		(4.6% )	(3.8% )

	8.6%	(1.9% )	11.5%	(5.4%	)	21.1%	5.8%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	Three Months Ended	Three Months Ended
	June 3, 2017	May 28, 2016
Net income including non-controlling interests	$25,864	$33,390

Income from equity method investments	(2,005)	(1,640)
Income taxes	11,151	14,290
Interest expense	8,148	6,597
Other income (expense), net	110	1,565
Special charges	-	370
Segment operating income[6]	43,268	54,572

Depreciation expense	12,026	11,809
Amortization expense	7,874	6,788
EBITDA[3]	$63,168	$73,169

EBITDA margin[3]	11.2%	13.7%

Restructuring, Acquisition and other costs	6,970	603
Adjusted EBITDA[3]	$70,138	$73,772

Adjusted EBITDA margin[3]	12.5%	13.9%

	Six Months Ended	Six Months Ended
	June 3, 2017	May 28, 2016
Net income including non-controlling interests	$40,695	$52,357

Income from equity method investments	(4,279)	(3,332)
Income taxes	16,916	23,050
Interest expense	16,528	12,905
Other income (expense), net	(511)	6,647
Special charges	-	783
Segment operating income[6]	69,349	92,410

Depreciation expense	23,971	25,067
Amortization expense	15,229	13,486
EBITDA[3]	$108,549	$130,963

EBITDA margin[3]	10.2%	13.0%

Restructuring, Acquisition and other costs	20,537	1,497
Adjusted EBITDA[3]	$129,086	$132,460

Adjusted EBITDA margin[3]	12.1%	13.2%

[1]

Adjusted diluted earnings per share (EPS) is a non-GAAP financial measure and excludes the following costs included on the adjusted earnings per share reconciliation table above: special charges related to the “business integration”; organizational realignment to support the 2020 strategic plan as announced in December 2016; restructuring in EIMEA related to operational efficiency improvement projects; combining Construction Products facilities in Illinois; Project ONE development costs; the closing of a facility in the Philippines; and integrating and accounting for past and present acquisitions. We have not included a reconciliation of adjusted EPS to EPS as part of our guidance because all potential adjustments are not known at this time.

[2]

Constant currency revenue is a non-GAAP financial measure defined as changes in revenue due to price, volume, mix and acquisitions and excludes revenue changes driven by foreign currency translation. The schedule above reconciles each component of net revenue growth.

[3]

EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. Adjusted EBITDA excludes items listed on the adjusted earnings per share reconciliation table above. On a segment basis it is defined as operating income, plus depreciation expense, plus amortization expense. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. We have not included a reconciliation of adjusted EBITDA to EBITDA or net income as part of our guidance because all of the potential adjustments are not known at this time.

[4]

Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit excludes costs associated with: organizational realignment to support the 2020 strategic plan as announced in December 2016; restructuring in EIMEA related to operational efficiency improvement projects; combining Construction Products facilities in Illinois; the closing of a facility in the Philippines; and integrating and accounting for past and present acquisitions. Adjusted gross profit margin is defined as adjusted gross profit divided by adjusted net revenue.

[5]

Adjusted SG&A expense is a non-GAAP financial measure which excludes costs associated with: organizational realignment to support the 2020 strategic plan as announced in December 2016; restructuring in EIMEA related to operational efficiency improvement projects; combining Construction Products facilities in Illinois; Project ONE development costs; and integrating and accounting for past and present acquisitions.

[6]	Segment operating income is defined as gross profit less SG&A expense. Segment operating margin is defined as segment operating income divided by net revenue.